Exhibit 99.2

Q1 FY2009 Investor Call May 1, 2009 Bill Lucia, CEO Walter Hosp, CFO

2 Safe Harbor Statement Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY's dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY's business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY's filings with the Securities and Exchange Commission, including HMSY's Annual Report on Form 10-K for the year ended December 31, 2008. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this presentation, the words "focus," "believe," "confident," "anticipate," "expected," "strong," "potential," and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

3 Discussion Outline Q1 2009 Financial Performance Operational Highlights Healthcare Environment Q&A

4 Consolidated Statements of Income ($ in thousands)

5 Condensed Balance Sheets ($ in thousands)

6 Condensed Statements of Cash Flow ($ in thousands)

7 EBITDA Reconciliation ($ in thousands)

Highlights: Program Integrity State South Carolina: Overpayment Audit Virginia: Mental Health Provider Audit Managed Care Scan Health Plan: Pharmacy Audit 8

Highlights: Other Business Managed Care Community Health Plan of CA (83,000 lives) Health Plan of Michigan (180,000 lives) Fidelis Care, New York (210,000 lives) Veterans Health Claims Recovery Blanket Purchase Agreement Scope expansions in seven VISNs Key Extensions NC TPL Univ. Pittsburgh Med. Ctr. Health Plan CareSource 9

Macro Environment Update Unemployment remains high Baucus plan highlights: Preservation of employer-sponsored insurance Increase in private insurance coverage and public programs like Medicaid Implementation of a system similar to one in MA Administration focused on cost containment 10

11 Appendix: EBITDA EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company's ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this presentation. The guidance HMSY has provided in its press release dated [insert] and in this presentation using non-GAAP measures, are reconciled to the corresponding measure based on GAAP in the tables included in this presentation.